                                                  REGISTRATION NO. 333-_________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  CIPRICO INC.
             (Exact Name of Registrant as Specified in its Charter)


                               ---------------

               DELAWARE                               41-1749708
         (State or Other Juris-                    (I.R.S. Employer
        diction of Incorporation                 Identification Number)
            or Organization)


                               2800 CAMPUS DRIVE
                           PLYMOUTH, MINNESOTA 55441
              (Address of Principal Executive Office and Zip Code)

                               ---------------

                 CIPRICO INC. 1992 NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 Robert H. Kill
                     President and Chief Executive Officer
                                  Ciprico Inc.
                               2800 Campus Drive
                           Plymouth, Minnesota  55441
                                 (612) 473-6262
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                         Minneapolis, Minnesota  55402

                               ---------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                                     Proposed
                                             Proposed Maximum         Maximum
Title of Securities         Amount to be      Offering Price         Aggregate           Amount of
  to be Registered         Registered(1)       Per Share(2)      Offering Price(2)     Registration Fee
- -------------------------------------------------------------------------------------------------------
Options to Purchase
Common Stock under
the Plan                    Indefinite           $0.00              $0.00                 $0.00

Common Stock
issuable upon
exercise of options
granted under the
Plan                      159,000 shares        $19.125           $2,868,750              $989.00
                                                                                          -------
       TOTAL:                                                                             $989.00
=======================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on April 23, 1996.

===============================================================================

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1992 Nonqualified Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-47840, are incorporated herein by reference.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 26th day of April , 1996.


                                       CIPRICO INC.
                                       (the "Registrant")



                                       By: /s/ Robert H. Kill
                                           -------------------------
                                           Robert H. Kill, President
                                           and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                              (Power of Attorney)

        Each of the undersigned constitutes and appoints ROBERT H. KILL and CORY J. MILLER his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Ciprico Inc. relating to the Company's 1992 Nonqualified Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Signature                    Title                                       Date
      ---------                    -----                                       ----

/s/ Robert H. Kill          President, Chief Executive                    April 26, 1996
- --------------------        Officer and Director (principal
Robert H. Kill              executive officer)


/s/ Cory J. Miller          Vice President of Finance,                    April 26, 1996
- --------------------        Chief Financial Officer and
Cory J. Miller              Secretary (principal financial
                            and accounting officer)

/s/ Gary L. Deaner          Director                                      April 26, 1996
- --------------------
Gary L. Deaner


/s/ Peyton Gannaway         Director                                      April 26, 1996
- --------------------
Peyton Gannaway


/s/ Donald H. Soukup        Director                                      April 26, 1996
- --------------------
Donald H. Soukup


/s/ Ronald B. Thomas        Director                                      April 26, 1996
- --------------------
Ronald B. Thomas


/s/ William N. Wray         Director                                      April 26, 1996
- --------------------
William N. Wray


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                   ---------------------------------------

                                  CIPRICO INC.

                   ---------------------------------------




                        Form S-8 Registration Statement




                   ---------------------------------------

                           E X H I B I T  I N D E X

                   ---------------------------------------



Number                       Exhibit Description
- ------  -----------------------------------------------------------

5       Opinion and Consent of counsel re securities under the Plan
23.1    Consent of counsel (See Exhibit 5)
23.2    Consent of independent accountants
24      Power of attorney